                                                                     Exhibit 4.3





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                                    INDENTURE


                                      Among


                         GENESIS HEALTHCARE CORPORATION,

                         GENESIS HEALTH VENTURES, INC.,


                    THE SUBSIDIARY GUARANTORS PARTIES HERETO

                                       and

                        THE BANK OF NEW YORK, as Trustee

                          8% SENIOR SUBORDINATED NOTES
                                    DUE 2013


                          Dated as of October 28, 2003



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                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                              Indenture Section
---------------                                                                          -----------------
        310(a)(1)...................................................................             7.10
             (a)(2).................................................................             7.10
             (a)(3).................................................................             N.A.
             (a)(4).................................................................             N.A.
             (a)(5).................................................................             7.10
             (b)....................................................................             7.10
             (c)....................................................................             N.A.
        311(a)......................................................................             7.11
             (b)....................................................................             7.11
             (c)....................................................................             N.A.
        312(a)......................................................................             2.05
             (b)....................................................................            13.03
             (c)....................................................................            13.03
        313(a)......................................................................             7.06
             (b)(1).................................................................             N.A.
             (b)(2).................................................................          7.06; 7.07
             (c)....................................................................         7.06; 13.02
             (d)....................................................................             7.06
        314(a)......................................................................      4.03; 13.02; 13.05
             (b)....................................................................             N.A.
             (c)(1).................................................................            13.04
             (c)(2).................................................................            13.04
             (c)(3).................................................................             N.A.
             (d.....................................................................             N.A.
             (e)....................................................................            13.05
             (f)....................................................................             N.A.
        315(a)......................................................................             7.01
             (b)....................................................................         7.05; 13.02
             (c)....................................................................             7.01
             (d)....................................................................             7.01
             (e)....................................................................             6.11
        316(a) (last sentence)......................................................             2.09
             (a)(1)(A)..............................................................             6.05
             (a)(1)(B)..............................................................             6.04
             (a)(2).................................................................             N.A.
             (b)....................................................................             6.07
             (c)....................................................................             2.12
        317(a)(1)...................................................................             6.08
             (a)(2).................................................................             6.09
             (b)....................................................................             2.04
        318(a)......................................................................            13.01
             (b)....................................................................             N.A.
             (c)....................................................................            13.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                                  TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----
                                                     ARTICLE 1.
                                            DEFINITIONS AND INCORPORATION
                                                    BY REFERENCE

Section 1.01       Definitions....................................................................................1
Section 1.02       Other Definitions.............................................................................22
Section 1.03       Incorporation by Reference of Trust Indenture Act.............................................22
Section 1.04       Rules of Construction.........................................................................23

                                                     ARTICLE 2.
                                                      THE NOTES

Section 2.01       Form and Dating...............................................................................23
Section 2.02       Execution and Authentication..................................................................24
Section 2.03       Registrar and Paying Agent....................................................................26
Section 2.04       Paying Agent to Hold Money in Trust...........................................................26
Section 2.05       Holder Lists..................................................................................26
Section 2.06       Transfer and Exchange.........................................................................27
Section 2.07       Replacement Notes.............................................................................40
Section 2.08       Outstanding Notes.............................................................................40
Section 2.09       Treasury Notes................................................................................40
Section 2.10       Temporary Notes...............................................................................40
Section 2.11       Cancellation..................................................................................41
Section 2.12       Defaulted Interest............................................................................41

                                                     ARTICLE 3.
                                              REDEMPTION AND PREPAYMENT

Section 3.01       Notices to Trustee............................................................................41
Section 3.02       Selection of Notes to Be Redeemed or Purchased................................................42
Section 3.03       Notice of Redemption..........................................................................42
Section 3.04       Effect of Notice of Redemption................................................................43
Section 3.05       Deposit of Redemption or Purchase Price.......................................................43
Section 3.06       Notes Redeemed or Purchased in Part...........................................................44
Section 3.07       Optional Redemption...........................................................................44
Section 3.08       Mandatory Redemption..........................................................................44
Section 3.09       Offer to Purchase by Application of Excess Proceeds...........................................44

                                                     ARTICLE 4.
                                                      COVENANTS

Section 4.01       Payment of Notes..............................................................................46
Section 4.02       Maintenance of Office or Agency...............................................................47
Section 4.03       Reports.......................................................................................47
Section 4.04       Compliance Certificate........................................................................48
Section 4.05       Taxes.........................................................................................48
Section 4.06       Stay, Extension and Usury Laws................................................................49
Section 4.07       Restricted Payments...........................................................................49
Section 4.08       Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.....................52
Section 4.09       Incurrence of Indebtedness and Issuance of Preferred Stock....................................53

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Section 4.10       Asset Sales...................................................................................56
Section 4.11       Transactions with Affiliates..................................................................58
Section 4.12       Liens.........................................................................................59
Section 4.13       Business Activities...........................................................................59
Section 4.14       Corporate Existence...........................................................................60
Section 4.15       Offer to Repurchase Upon a Change of Control..................................................60
Section 4.16       Payments for Consent..........................................................................62
Section 4.17       Additional Subsidiary Guarantees..............................................................62
Section 4.18       Designation of Restricted and Unrestricted Subsidiaries.......................................62
Section 4.19       No Senior Subordinated Debt...................................................................62
Section 4.20       Consummation of Spin-off......................................................................63
Section 4.21       Limitation on Activities of GHVI..............................................................63
Section 4.22       Spin-off......................................................................................63

                                                     ARTICLE 5.
                                                     SUCCESSORS

Section 5.01       Merger, Consolidation or Sale of Assets.......................................................64
Section 5.02       Successor Corporation Substituted.............................................................64

                                                     ARTICLE 6.
                                                DEFAULTS AND REMEDIES

Section 6.01       Events of Default.............................................................................65
Section 6.02       Acceleration..................................................................................66
Section 6.03       Other Remedies................................................................................67
Section 6.04       Waiver of Past Defaults.......................................................................67
Section 6.05       Control by Majority...........................................................................67
Section 6.06       Limitation on Suits...........................................................................68
Section 6.07       Rights of Holders of Notes to Receive Payment.................................................68
Section 6.08       Collection Suit by Trustee....................................................................68
Section 6.09       Trustee May File Proofs of Claim..............................................................68
Section 6.10       Priorities....................................................................................69
Section 6.11       Undertaking for Costs.........................................................................69
Section 6.12       Restoration of Rights and Remedies............................................................70

                                                     ARTICLE 7.
                                                       TRUSTEE

Section 7.01       Duties of Trustee.............................................................................70
Section 7.02       Rights of Trustee.............................................................................71
Section 7.03       Individual Rights of Trustee..................................................................72
Section 7.04       Trustee's Disclaimer..........................................................................72
Section 7.05       Notice of Defaults............................................................................73
Section 7.06       Reports by Trustee to Holders of the Notes....................................................73
Section 7.07       Compensation and Indemnity....................................................................73
Section 7.08       Replacement of Trustee........................................................................74
Section 7.09       Successor Trustee by Merger, etc..............................................................75
Section 7.10       Eligibility; Disqualification.................................................................75
Section 7.11       Preferential Collection of Claims Against Company.............................................75

                                                     ARTICLE 8.
                                      LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01       Option to Effect Legal Defeasance or Covenant Defeasance......................................75

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Section 8.02       Legal Defeasance and Discharge................................................................76
Section 8.03       Covenant Defeasance...........................................................................76
Section 8.04       Conditions to Legal or Covenant Defeasance....................................................77
Section 8.05       Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                      Provisions.................................................................................78
Section 8.06       Repayment to Company..........................................................................78
Section 8.07       Reinstatement.................................................................................79

                                                     ARTICLE 9.
                                          AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01       Without Consent of Holders of Notes...........................................................79
Section 9.02       With Consent of Holders of Notes..............................................................80
Section 9.03       Compliance with Trust Indenture Act...........................................................81
Section 9.04       Revocation and Effect of Consents.............................................................81
Section 9.05       Notation on or Exchange of Notes..............................................................82
Section 9.06       Trustee to Sign Amendments, etc...............................................................82

                                                     ARTICLE 10.
                                                     GUARANTEES

Section 10.01      Guarantee.....................................................................................82
Section 10.02      Limitation on Guarantor Liability.............................................................83
Section 10.03      Execution and Delivery of the Guarantee.......................................................84
Section 10.04      Guarantors May Consolidate, etc., on Certain Terms............................................84
Section 10.05      Release of Subsidiary Guarantors from Obligations.............................................85
Section 10.06      Release of Parent Guarantor from Obligations..................................................86

                                                     ARTICLE 11.
                                                    SUBORDINATION

Section 11.01      Agreement to Subordinate......................................................................86
Section 11.02      Liquidation; Dissolution; Bankruptcy..........................................................86
Section 11.03      Default on Designated Senior Debt.............................................................86
Section 11.04      Acceleration of Notes.........................................................................87
Section 11.05      When Distribution Must Be Paid Over...........................................................87
Section 11.06      Notice by Company.............................................................................88
Section 11.07      Subrogation...................................................................................88
Section 11.08      Relative Rights...............................................................................88
Section 11.09      Subordination May Not Be Impaired by Company..................................................89
Section 11.10      Distribution or Notice to Representative......................................................89
Section 11.11      Rights of Trustee and Paying Agent............................................................89
Section 11.12      Authorization to Effect Subordination.........................................................89
Section 11.13      Amendments....................................................................................89

                                                     ARTICLE 12.
                                             SATISFACTION AND DISCHARGE

Section 12.01      Satisfaction and Discharge....................................................................90
Section 12.02      Application of Trust Money....................................................................90

                                                     ARTICLE 13.
                                                    MISCELLANEOUS

Section 13.01      Trust Indenture Act Controls..................................................................91
Section 13.02      Notices.......................................................................................91

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Section 13.03      Communication by Holders of Notes with Other Holders of Notes.................................92
Section 13.04      Certificate and Opinion as to Conditions Precedent............................................92
Section 13.05      Statements Required in Certificate or Opinion.................................................92
Section 13.06      Rules by Trustee and Agents...................................................................93
Section 13.07      No Personal Liability of Directors, Officers, Employees and Stockholders......................93
Section 13.08      Governing Law.................................................................................93
Section 13.09      Submission to Jurisdiction and Waiver of Jury Trial...........................................93
Section 13.10      No Adverse Interpretation of Other Agreements.................................................94
Section 13.11      Successors....................................................................................94
Section 13.12      Severability..................................................................................94
Section 13.13      Counterpart Originals.........................................................................94
Section 13.14      Table of Contents, Headings, etc..............................................................94
Section 13.15      Acts of Holders...............................................................................94

                                                      EXHIBITS
Exhibit A-1       FORM OF NOTE
Exhibit A-2       FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E         FORM OF SUBSIDIARY GUARANTEE
Exhibit F         FORM OF SUPPLEMENTAL INDENTURE

         INDENTURE, dated as of October 28, 2003, among Genesis HealthCare Corporation, a Pennsylvania corporation, having its principal office at 101 East State Street, Kennett Square, Pennsylvania 19348 (the "Company"), Genesis Health Ventures, Inc., a Pennsylvania corporation (the "Parent Guarantor" or "GHVI", the entities listed on the signature pages hereto (the "Subsidiary Guarantors" and together with the Parent Guarantor, the "Guarantors") and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee"), having its principal corporate trust office at 101 Barclay Street, Floor 8 West, New York, New York 10286.

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of (i) $225 million of the Company's 8% Senior Subordinated Notes due 2013 (the "Initial Notes"), (ii) if and when issued, the Company's additional 8% Senior Subordinated Notes due 2013 that may be offered from time to time subsequent to the date hereof (the "Additional Notes") and (iii) if and when issued in exchange for the Initial Notes or any Additional Notes as provided for in the Registration Rights Agreement (as hereinafter defined), the Company's 8% Senior Subordinated Notes due 2013 (the "Exchange Notes" and, together with the Initial Notes and the Additional Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01      Definitions.

         "144A Global Note" means a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Interest" means all additional interest then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Additional Notes" has the meaning assigned to it in the preamble to this Indenture and are Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 and in compliance with Section 4.09 hereof, as part of the same series as the Initial Notes.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and 5.01 hereof and not by the provisions of Section 4.10 hereof; and

                  (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

         Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

                  (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

                  (2) a transfer of assets between or among the Company and its Restricted Subsidiaries or between or among Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (4) a sale, lease, transfer, conveyance or other distribution effected in compliance with Section 5.01 hereof;

                  (5) a Restricted Payment or Permitted Investment that is permitted by Section 4.07;

                  (6) a merger with and into GHVI if the Spin-off does not occur by February 27, 2004;

                  (7) the sale or other disposition of cash or Cash Equivalents;

                  (8) the sale, lease, conveyance or other disposition of any property or assets recorded on the balance sheet as of March 31, 2003 of the Company as being held for sale;

                  (9) a Permitted Asset Swap;

                  (10) the sale, lease or other disposition or replacement of
         (i) accounts receivable in the ordinary course of business, or (ii) equipment, inventory or property that has become obsolete, worn out, damaged or no longer useful in the conduct of the Company's business and that is disposed of in the ordinary course of business; and

                  (11) any loans of equipment to customers of the Company or any Restricted Subsidiary in the ordinary course of business for use with the products or services of the Company or any Restricted Subsidiary.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

                  (3) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

         "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than the merger with and into GHVI if the Spin-off does not occur by February 27, 2004, and other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company, measured by voting power rather than number of shares;

                  (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

                  (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than the merger with and into GHVI if the Spin-off does not occur by February 27, 2004, and other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

         "Clearstream" means Clearstream Banking, S.A.

         "Commission" means Securities and Exchange Commission.

         "Company" means Genesis HealthCare Corporation, and any and all successors thereto.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

                  (1) any "non-recurring" charges that would be permitted under
         Item 10 of Regulation S-K to be excluded from non-GAAP financial measures in any registration statement filed with the SEC; provided that such "non-recurring charges" are not included in the definition of "Consolidated Net Income"; plus

                  (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                  (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

         in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

                  (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders; and

                  (3) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Tangible Assets" means the total assets, less goodwill and other intangibles, shown on the Company's most recent consolidated balance sheet, determined on a consolidated basis in accordance with GAAP less all write-ups (other than write-ups in connection with acquisitions) subsequent to the date of this Indenture in the book value of any asset (except any such intangible assets) owned by the Company or any of its Restricted Subsidiaries.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (1) was a member of such Board of Directors on February 27, 2004; or

                  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8W, New York, New York 10286,
Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

         "Credit Agreement" means that certain Credit Agreement to be entered into by and among the Company, the Guarantors party thereto and the lenders from time to time party thereto, providing for a term loan and a revolving credit facility, including any related Notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time, whether or not with the same lenders or agent.

         "Credit Facilities" means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced (including any agreement to increase the amount of available borrowings thereunder, extend the maturity thereof and add additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Non-Cash Consideration" means the fair market value of total consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer's certificate, setting forth the basis of such valuation, executed by the principal executive officer and principal financial officer, less the amount of cash or Cash Equivalents received in connection with the Asset Sale; provided, however, the total amount of Designated Non-Cash Consideration outstanding at one time does not exceed the greater of $25.0 million and 2.5% of Consolidated Tangible Assets.

         "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Agreement or, if the Spin-off does not occur by February 27, 2004 and the Company is merged with and into GHVI, GHVI's Existing Credit Agreement and
(ii) any other Senior Debt permitted
hereunder the principal amount of which is $50.0 million or more and that has been designated by the Company as "Designated Senior Debt."

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a "Change of Control" or an "Asset Sale" shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of this Indenture.

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" has the meaning assigned to it in the preamble to this Indenture and are Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof and having substantially identical terms as the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) pursuant to a registered Exchange Offer as provided in the Registration Rights Agreement.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Existing Indebtedness" means up to $57.1 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

         "Existing Preferred Stock" means GHVI's Series A Convertible Preferred Stock.

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon, but only if the outstanding Indebtedness that is Guaranteed or secured by a Lien is in the aggregate greater than $15.0 million; plus

                  (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect (calculated in accordance with Regulation S-X) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded.

         "Foreign Subsidiary" means any Restricted Subsidiary of GHC organized under the laws of, and conducting substantially all of its business in, any jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "Form 10" means the Company's Form 10 filed with the SEC on October 10, 2003.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "GHVI" means Genesis Health Ventures, Inc.

         "GHVI's Existing Credit Agreement" means that certain Credit, Security, Guaranty and Pledge Agreement dated as of October 2, 2001, among GHVI, the guarantors referred to therein, the lenders referred to therein, First Union Securities, Inc. as Co-Lead Arranger, Goldman Sachs Credit Partners L.P. as Co-Lead Arranger and Syndication Agent, First Union National Bank as Administrative Agent and Collateral Agent, General Electric Capital Corporation as Collateral Monitoring Agent and Co-Documentation Agent and Citicorp USA, Inc. as Co-Documentation Agent, in existence on the date of this Indenture, providing for up to $365 million of term loan borrowings and $150 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A-1 hereto issued in accordance with Sections 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Guarantors" means each of:

                  (1) the Company's Restricted Subsidiaries that guarantee GHVI's Existing Credit Agreement or will guarantee any of the Company's Credit Facilities, as the case may be; and

                  (2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture; and

                  (3) GHVI (only until the consummation of the Spin-off),

and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

                  (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a Person in whose name a Note is registered.

         "IAI Global Note" means a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                  (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

         Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business.

         The amount of any Indebtedness outstanding as of any date shall be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

                  (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the first $225.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

         "Initial Purchasers" means Lehman Brothers Inc., Credit Suisse First Boston LLC, UBS Securities LLC, Goldman, Sachs & Co., Wachovia Securities, Inc., Jefferies & Company, Inc., and Legg Mason Wood Walker, Incorporated.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof; provided that the Company shall not have been deemed to have made an Investment pursuant to the foregoing if the Company shall have previously or concurrently therewith been deemed to have made an Investment in connection with such Equity Interest. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of
Section 4.07 hereof; provided that the Company shall not have been deemed to have made an Investment pursuant to the foregoing if the Company shall have previously or concurrently therewith been deemed to have made an Investment in connection with such acquisition.

         "Item 10 of Regulation S-K" means Item 10 of Regulation S-K as adopted by the SEC and in effect on the date hereof.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

                  (2) any extraordinary gain, together with any related provision for taxes on such extraordinary gain; and

                  (3) any non-cash, "non-recurring" charges that would be permitted under Item 10 of Regulation S-K to be excluded from non-GAAP financial measures in any registration statement filed with the SEC.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to non-majority interest holders in subsidiaries or joint ventures as a result of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the offering memorandum of the Company dated October 23, 2003 for the Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 13.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

         "Parent Guarantee" means the Guarantee of payment of the Notes by Genesis Health Ventures, Inc. pursuant to this Indenture.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Permitted Asset Swap" means sales, transfers or other dispositions of assets, including all of the outstanding Capital Stock of a Restricted Subsidiary, for consideration at least equal to the fair market value of the assets sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or property or assets (other than cash, except to the extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type or that are used in, a business having property or assets of a nature or type, or engaged in a business similar or related to the nature or type of the property and assets of, or business of, the Company and the Restricted Subsidiaries existing on the date of such sale or other disposition.

         "Permitted Business" means the lines of business conducted by the Company and its Restricted Subsidiaries and Permitted Joint Ventures on the date hereof and the businesses reasonably related thereto, including the lines of business of GHVI and its Restricted Subsidiaries and the business related thereto if the Spin-off does not occur by February 27, 2004 and the Company merges with and into GHVI.

         "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                           (a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

                           (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company that is a Guarantor;

                  (4) Investments existing on the date of this Indenture and any renewal or replacement thereof on terms and conditions not materially less favorable than that being renewed or replaced;

                  (5) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case, in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger or consolidation;

                  (6) Investments in purchase price adjustments, contingent purchase price payments or other earn-out obligations received in connection with Investments otherwise permitted under this Indenture;

                  (7) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or any transaction not constituting an Asset Sale by reason of the $5.0 million threshold contained in the definition thereof;

                  (8) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (9) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

                  (10) Hedging Obligations;

                  (11) Investments not to exceed $25.0 million at any one time outstanding in Permitted Joint Ventures;

                  (12) Investments represented by accounts receivable created or acquired in the ordinary course of business; intercompany Indebtedness to the extent permitted by Section 4.09; Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business and Investments to secure participation in government reimbursement programs; Investments by any qualified or nonqualified benefit plan established by the Company or its Restricted Subsidiaries made in accordance with the terms of such plan, or any Investments made by the Company or any Restricted Subsidiary in connection with the funding thereof;

                  (13) Investments in any Subsidiary that constitutes a special purpose entity formed for the primary purpose of financing receivables or for the primary purpose of issuing trust preferred or similar securities in a transaction permitted by Section 4.09;

                  (14) Guarantees of a Restricted Subsidiary of the Company given by the Company or another Restricted Subsidiary of the Company, in each case, in accordance with the terms of this Indenture; and

                  (15) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding, not to exceed the greater of $25.0 million or 2.5% of Consolidated Tangible Assets.

         "Permitted Joint Ventures" means any joint venture that the Company or any Restricted Subsidiary is a party to that is engaged in a Permitted Business.

         "Permitted Junior Securities" means:

                  (1) Equity Interests in the Company or any Guarantor; or

                  (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes, the Subsidiary Guarantees and the Parent Guarantee are subordinated to Senior Debt under this Indenture.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that with respect to Permitted Refinancing Indebtedness of Existing Indebtedness, this clause (2) shall not apply;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company, a Guarantor or the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of October 28, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company and the Guarantors to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

         "Replacement Assets" means assets used or useful in a Permitted Business or securities of a Person principally engaged in a Permitted Business who is a Restricted Subsidiary after the acquisition of such securities by the Company or any of its Restricted Subsidiaries that, in each case, replace assets that were the subject of an Asset Sale.

         "Responsible Officer," when used with respect to the Trustee, means any vice president, any assistant vice president, any senior trust officer or assistant trust officer, any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means:

                  (1) all Indebtedness of the Company or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

                  (2) all Indebtedness of GHVI outstanding prior to the consummation of the Spin-off which is senior in right of payment to the Notes;

                  (3) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, any Subsidiary Guarantee or any Parent Guarantee; and

                  (4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

         Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

                  (1) any liability for federal, state, local or other taxes owed or owing by the Company;

                  (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

                  (3) any trade payables; or

                  (4) the portion of any Indebtedness that is incurred in violation of this Indenture.

         "Senior Subordinated Indebtedness" means (i) with respect to the Company, the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to have the same rank as the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Debt and
(ii) with respect to any Guarantor, the Note guarantees and any other Indebtedness of such Guarantor that specifically provides that such Indebtedness is to have the same rank as the Note guarantees in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Guarantor which is not Senior Debt.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Spin-off" means the one time dividend or distribution of all or substantially all of the Capital Stock of the Company to the shareholders of GHVI at or prior to February 27, 2004, provided that following such dividend or distribution, the Company's outstanding shares of common stock are traded on the Nasdaq National Market System or the New York Stock Exchange.

         "Spin-off Documents" means the Separation and Distribution Agreement, the Tax Sharing Agreement, the Transition Services Agreement, the Group Purchasing Agreement, the Employee Benefits Agreement, the Pharmacy Benefit Management Agreement, the Durable Medical Equipment Service Agreement and the Pharmacy Services Agreement, in each case entered into on or before the closing date of the Spin-off between the Company and GHVI.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Obligation" means any Indebtedness of a party (whether outstanding on the date of this Indenture or thereafter incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

         "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof);

provided, however, that prior to the date of the Spin-off with respect to the Company, Subsidiary means any Subsidiary of GHVI that comprise the eldercare business and are included in the audited financial statements of the Company dated as of or for the period ended September 30, 2002 filed with the Company's Form 10 on October 10, 2003.

         "Subsidiary Guarantee" means the Guarantee of the Notes by each of the Guarantors pursuant to Article 12 of this Indenture and in the form of the Guarantee endorsed on the form of Note attached as Exhibit A-1 or A-2 to this Indenture and any additional Guarantee of the Notes to be executed by any Subsidiary of the Company or GHVI if the Spin-off does not occur by February 27, 2004 and the Company is merged with and into GHVI, pursuant to the covenant described in Sections 4.17 and 10.01.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary of the Company or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with such Person or any Restricted Subsidiary of such Person unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Person or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such Person;

                  (3) is a Person with respect to which neither such Person nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (5) has at least one director on its Board of Directors that is not a director or executive officer of such Person or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of such Person or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of such Person as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of such Person as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, such Person will be in default of such covenant. The Board of Directors of such Person may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of such Person of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under Section 4.09 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         Notwithstanding the foregoing, Liberty Health Corp., LTD. will be deemed an Unrestricted Subsidiary of the Company unless and until such Subsidiary ceases to be a Subsidiary of the Company or is designated as a Restricted Subsidiary pursuant to the terms of this Indenture.

         "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding aggregate principal amount of such Indebtedness.

Section 1.02      Other Definitions.

                                                                                                Defined in
        Term                                                                                      Section
        ----                                                                                      -------
        "Affiliate Transaction".............................................................       4.11
        "Alternate Offer"...................................................................       4.15
        "Asset Sale Offer"..................................................................       3.09
        "Authentication Order"..............................................................       2.02
        "Change of Control Offer"...........................................................       4.15
        "Change of Control Payment".........................................................       4.15
        "Change of Control Payment Date"....................................................       4.15
        "Covenant Defeasance"...............................................................       8.03
        "DTC"...............................................................................       2.03
        "Event of Default"..................................................................       6.01
        "Excess Proceeds"...................................................................       4.10
        "incur".............................................................................       4.09
        "Legal Defeasance"..................................................................       8.02
        "Offer Amount"......................................................................       3.09
        "Offer Period"......................................................................       3.09
        "Paying Agent"......................................................................       2.03
        "Payment Blockage Notice"...........................................................       11.03
        "Payment Default"...................................................................       6.01
        "Permitted Debt"....................................................................       4.09
        "Purchase Date".....................................................................       3.09
        "Registrar".........................................................................       2.03
        "Restricted Payments"...............................................................       4.07

Section 1.03.     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes, the Subsidiary Guarantees and the Parent Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes, the Subsidiary Guarantees and the Parent Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" and "shall" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01      Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A-1 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Temporary Global Notes. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Section 2.02      Execution and Authentication.

         Two Officers must sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon receipt of a written order of the Company signed by an Officer (an "Authentication Order"), authenticate the Initial Notes for original issue up to $225.0 million in aggregate principal amount and, upon receipt of an Authentication Order in accordance with this Section 2.02, at any time and from time to time thereafter, the Trustee shall authenticate

Additional Notes and Exchange Notes for original issue in an aggregate principal amount specified in such Authentication Order.

         At any time and from time to time after the execution and delivery of this Indenture (including without limitation under Section 2.06(f) hereof), the Company may deliver Additional Notes or Exchange Notes executed by the Company to the Trustee for authentication. Except as otherwise provided herein, the Trustee shall thereupon authenticate and make available for delivery said Additional Notes or Exchange Notes to or upon receipt of an Authentication Order. In authenticating such Additional Notes or Exchange Notes, and accepting the additional responsibilities under this Indenture in relation to such Additional Notes or Exchange Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon:

                  (1) A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Additional Notes or Exchange Notes were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Additional Notes or Exchange Notes are established by an Officer's Certificate pursuant to general authorization of the Board of Directors, such Officer's Certificate;

                  (2) an Officer's Certificate delivered in accordance with
         Section 13.04(1) hereof; and

                  (3) an Opinion of Counsel which shall state:

                           (A) that the form of such Additional Notes or Exchange Notes has been established by or pursuant to a resolution of the Board of Directors in conformity with the provisions of this Indenture;

                           (B) that the terms of such Additional Notes or Exchange Notes have been established in accordance with the provisions of this Indenture;

                           (C) that such Additional Notes or Exchange Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles; and

                           (D) that all laws and requirements in respect of the execution and delivery by the Company of such Additional Notes or Exchange Notes have been complied with.

         The Trustee shall have the right to decline to authenticate and deliver any Additional Notes or Exchange Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03      Registrar and Paying Agent.

         The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04      Paying Agent to Hold Money in Trust.

         The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05      Holder Lists.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06      Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

                  (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

                  (2) the Company, at its option, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

                  (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and that has not been waived.

         Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                           (A) both:

                                    (i) a written order from a Participant
                           or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given in accordance
                           with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                           (B) both:

                                    (i) a written order from a Participant
                           or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
                           Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given by the Depositary
                           to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

         Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the
                  form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent

                  Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the
                  form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(2) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in

                  a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

                           (F) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, or

                           (G) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

                           (F) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or

                           (G) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

         the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Definitive Notes
                           proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (ii) if the Holder of such Definitive Notes
                           proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
         (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (ii) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

                  (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and

                  (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

         Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH

LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT TO THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(4),
                  (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this
                  Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

                  (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

                  (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                  (3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this

         Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5) The Company will not be required:

                           (A) to issue, to register the transfer of or to
                  exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any
                  Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note
                  between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (9) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                  (10) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         (j) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.07      Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.10      Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.

Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11      Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will treat such cancelled Notes in accordance with its document retention policies and applicable laws. Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2) the redemption date;

                  (3) the principal amount of Notes to be redeemed;

                  (4) the redemption price; and

                  (5) the CUSIP number.

Section 3.02      Selection of Notes to Be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

                  (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

         In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

         The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      Notice of Redemption.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.

         The notice will identify the Notes to be redeemed and will state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the principal amount of the Notes to be redeemed; if any
         Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

                  (8) the CUSIP number; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         Notwithstanding the foregoing, a redemption notice may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes on satisfaction and discharge of this Indenture.

Section 3.04      Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption or Purchase Price.

         One Business Day prior to the redemption or purchase price date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07      Optional Redemption.

         (a) At any time prior to October 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 108.000% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company; provided that:

                  (1) at least 65% of the aggregate principal amount of the Initial Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                  (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

         (b) Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to October 15, 2008.

         (c) After October 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15, 2008 of the years indicated below:

Year                                                              Percentage
----                                                              ----------
2008...........................................................    104.000%
2009...........................................................    102.667%
2010...........................................................    101.333%
2011 and thereafter ...........................................    100.000%

         (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08      Mandatory Redemption.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09      Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

         The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis or in such other manner as the Trustee deems appropriate, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, through the Purchase Date will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (1) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

                  (2) the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered or in such other manner as the Trustee deems appropriate (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                  (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis or in such other manner as the Trustee deems appropriate, to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01      Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then-applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03      Reports.

         (a) Whether or not required by the Commission, after the effective date of the Form 10 and so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                  (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports;

provided, however, that the first report to be furnished pursuant to this
Section 4.03(a) shall be furnished as soon as is reasonably practicable following the end of such period but in no event later than 90 days after the effective date of the Form 10; provided, further, that the Company will not be required to furnish such information to the Holders to the extent such information is electronically filed with the Commission and is electronically available to the public free of cost.

         If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and, excluding Liberty Health Corp., LTD., the total assets of the Unrestricted Subsidiaries are greater than 3% of Consolidated Tangible Assets, then either (i) the quarterly and annual financial information required by this
Section 4.03(a) or (ii) a separate report furnished to the Holders will include a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

         (b) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to the extent such information is not electronically filed with the Commission and electronically available to the public free of cost.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers Certificates).

Section 4.04      Compliance Certificate.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05      Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06      Stay, Extension and Usury Laws.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations of the Company or any Guarantor, except (x) a payment of interest or principal at the Stated Maturity thereof; or (y) any payment made with Equity Interests (other than Disqualified Stock) and (z) any payment with respect to Subordinated Obligations owed to the Company or any of the Guarantors; or

                  (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto (including the pro forma application of the net proceeds therefrom) as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (7)(i),
         (8) and (9) of Section 4.07(b) below, is less than the sum, without duplication, of:

                  (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from June 30, 2003 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (b) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of the Company), plus

                  (c) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                  (d) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

                  (e) any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

         (b) So long as no Default has occurred and is continuing or would be caused thereby, the provisions of Section 4.07(a) shall not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

                  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligations of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

                  (3) the defeasance, redemption, repurchase or other acquisition of Subordinated Obligations of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend or similar distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                  (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any twelve-month period;

                  (6) any purchase, redemption or other acquisition of Equity Interests of a Permitted Joint Venture from a physician or healthcare provider which is required to be purchased, redeemed or otherwise acquired by applicable law;

                  (7) the payment of any scheduled dividend and any scheduled repayment of the stated amount, liquidation preference or any similar amount at final maturity or on any scheduled redemption or repurchase date, to holders of (i) any class or series of Disqualified Stock of the Company issued in compliance with Section 4.09 provided that scheduled dividends on such Disqualified Stock are included in the definition of "Fixed Charges," and (ii) the Existing Preferred Stock of GHVI; provided that such payments were scheduled to be paid in the original documentation governing such series of Disqualified Stock or Existing Preferred Stock of GHVI (it being understood that the foregoing provisions of this clause (7) shall not be deemed to permit the payment of any dividend or similar distribution, or the payment of the stated amount, liquidation preference or any similar amount, prior to the date originally scheduled for the payment thereof);

                  (8) payments in lieu of fractional shares; and

                  (9) other Restricted Payments pursuant to this clause (9) in an aggregate amount since the date of this Indenture not to exceed $10.0 million.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         (b) The restrictions in Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the closing date of the Spin-off and if the Spin-off does not occur, any agreements governing Existing Indebtedness of GHVI when the Company is merged with and into GHVI, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

                  (2) this Indenture, the Notes, the Exchange Notes and the Subsidiary Guarantees;

                  (3) applicable law;

                  (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (5) customary non-assignment provisions in leases, intellectual property agreements and licenses entered into in the ordinary course of business and consistent with past practices;

                  (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of Section 4.08(a);

                  (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                  (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (9) Liens securing Indebtedness otherwise permitted to exist or be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

                  (11) restrictions on cash or other deposits belonging to patients of the Company or any of its Restricted Subsidiaries imposed by such patients under contracts entered into in the ordinary course of business; and

                  (12) any agreement relating to a sale and leaseback transaction or Capital Lease Obligation, in each case, otherwise permitted by this Indenture, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or capital lease.

Section 4.09      Incurrence of Indebtedness and Issuance of Preferred Stock.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any of the Company's Restricted Subsidiaries that are Guarantors may incur Indebtedness, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         (b) The provisions of Section 4.09(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) (a) subsequent to the Spin-off occurring by February 27, 2004 or immediately prior to in contemplation thereof, the incurrence by the Company or any Guarantor of additional Indebtedness and letters of credit under one or more Credit Facilities and Guarantees thereof by the Guarantors, and (b) if the Spin-off does not occur by February 27, 2004 and the Company is merged with and into GHVI, the incurrence by GHVI or any Guarantor of additional Indebtedness and letters of credit under GHVI's Existing Credit Agreement and Guarantees thereof by the Guarantors, provided that, in the case of (a) above, the aggregate principal amount of all Indebtedness of the Company and the Guarantors incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) does not exceed an amount equal to $275.0 million, and, in the case of (b) above, the aggregate principal amount of Indebtedness of GHVI and the Guarantors incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of GHVI and the Guarantor thereunder) does not exceed an amount equal to $515.0 million;

                  (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes to be issued on the date of this Indenture (and the related Exchange Notes to be issued pursuant to the Registration Rights Agreement) and the incurrence by the Guarantors of the Subsidiary Guarantees of those Notes;

                  (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 3.5% of Consolidated Tangible Assets at the time of such incurrence;

                  (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under Section 4.09(a) hereof or clauses (2), (3), (5), (12) or (13) of this Section 4.09(b);

                  (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries that are Guarantors; provided, however, that

                           (a) if the Company is the obligor on such
                  Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes;

                           (b) if a Restricted Subsidiary of the Company is the
                  obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Restricted Subsidiary's Subsidiary Guarantee; and

                                            (i) any subsequent issuance or
                                    transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company that is a Guarantor and

                                            (ii) any sale or other transfer of
                                    any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company that is a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                  (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business and consistent with past business practices for the purpose of fixing or hedging interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding in connection with the conduct of their respective businesses and not for speculative purposes);

                  (8) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

                  (9) the incurrence by the Company's Unrestricted Subsidiaries of Non-recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (9);

                  (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from guarantees of Indebtedness of the Company or any Restricted Subsidiary or the agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

                  (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

                  (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent the proceeds thereof are deposited to defease the Notes as described in Article 8 hereof;

                  (13) if the Spin-off does not occur by February 27, 2004 and the Company is merged with and into GHVI, any then outstanding indebtedness of GHVI or any Restricted Subsidiary of GHVI;

                  (14) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by worker's compensation claims and other statutory or regulatory obligations, self-insurance obligations, letters of credit, performance bonds, warranty or contractual service obligations or appeal bonds, in each case to the extent incurred in the ordinary course of business of the Company or such Restricted Subsidiary;

                  (15) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $35.0 million (no more than $10 million of which will be incurred by Foreign Subsidiaries); and

                  (16) Guarantees and other Indebtedness that constitutes a Permitted Investment or a payment permitted under Section 4.07 hereof.

         (c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above as of the date of incurrence thereof or is entitled to be incurred pursuant to Section 4.09(a) hereof as of the date of incurrence thereof, the Company shall, in its sole discretion, classify (or later classify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09 and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by the Company. Indebtedness under Credit Facilities outstanding on the closing date of the Spin-off will be deemed to have been incurred on such date in reliance of the exception provided by clause (1) of the definition of Permitted Debt. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.

Section 4.10      Asset Sales.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests of any Restricted Subsidiary issued or sold or otherwise disposed of;

                  (2) the fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee; and

                  (3) at least 75% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash, Cash Equivalents and/or Replacement Assets. For purposes of this provision, each of the following shall be deemed to be cash:

                           (a) any liabilities, as shown on the Company's or
                  such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Restricted Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability; and

                           (b) any securities, Notes or other obligations
                  received by the Company or any such Restricted Subsidiary from such transferee that are, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash within 90 days, to the extent of the cash received in that conversion; and

                           (c) any Designated Non-Cash Consideration received by
                  the Company or any of its Restricted Subsidiaries in an Asset Sale.

         (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option:

                  (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (2) to acquire all or substantially all of the assets of, or all or a majority of the Voting Stock of another Permitted Business; or

                  (3) to acquire other long-term assets or property that are used or useful in a Permitted Business or to make a capital expenditure (or enter into a definitive agreement committing to make such acquisition or expenditure within six months after the date of such agreement; provided that if such agreement is terminated, the Company may invest such Net Proceeds prior to the end of such 365-day period, or if later, prior to the end of such six-month period referred to in this clause (3)).

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

         (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis as provided in Section 3.02 hereof or such other manner as the Trustee deems appropriate. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds then remaining, if any, shall be reset at zero.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.10 by virtue of such conflict.

Section 4.11      Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                  (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2) the Company delivers to the Trustee:

                           (a) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this
                  Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                           (b) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a) hereof:

                  (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (3) performance of all agreements in existence on the issue date of this Indenture or to be entered into with GHVI in connection with the Spin-off as described in the Offering Memorandum and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not materially more disadvantageous to the Company or any of its Restricted Subsidiaries than the original agreement in effect on the date of this Indenture;

                  (4) transactions in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by the covenant described under Section 4.09;

                  (5) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

                  (6) any issuance of Equity Interests, securities or any other reasonable payments of compensation, retirement, disability, severance, employee benefit awards, incentive awards, director fees, reimbursement of expenses and indemnity to officers, directors and employees in the ordinary course of business;

                  (7) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

                  (8) Restricted Payments that are permitted by Section 4.07 hereof; and

                  (9) all transactions and agreements that are necessary to enter into in connection with the Spin-off or in contemplation of the merger with GHVI if the Spin-off does not occur by February 27, 2004.

Section 4.12      Liens.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any consensual Liens of any kind against or upon any of their respective property (including Capital Stock of a Restricted Subsidiary) or assets, whether owned at the date of this Indenture or thereafter acquired, or any proceeds, income or profit therefrom that secure Senior Subordinated Indebtedness or Subordinated Obligations, unless:

                  (1) in the case of Liens securing Subordinated Obligations, the Notes are secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit that is senior in priority to such Liens; and

                  (2) in the case of Liens securing Senior Subordinated Indebtedness, the Notes are equally and ratably secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit.

Section 4.13      Business Activities.

         The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries, taken as a whole.

Section 4.14      Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (1) its corporate existence, and the corporate, partnership or other existence of each of the Subsidiary Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary Guarantor; and

                  (2) the rights (charter and statutory), licenses and franchises of the Company and the Subsidiary Guarantors;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Subsidiary Guarantors, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15      Offer to Repurchase Upon a Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to make an offer (a "Change of Control Offer") to that Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest on the Notes repurchased, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) a description of the transaction or transactions that constitute a Change of Control and that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

         The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of Notes properly tendered a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

         Prior to complying with any of the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

         (d) The provisions described in this Section 4.15 that require the Company to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Indenture are applicable.

         (e) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

Section 4.16       Payments for Consent.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17      Additional Subsidiary Guarantees.

         If the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the date of this Indenture that guarantees GHVI's Existing Credit Agreement or the Company's Credit Facilities, as the case may be, then that newly acquired or created Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created; provided, however, that this Section 4.17 shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Section 4.18      Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under Section 4.07 hereof or Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.19      No Senior Subordinated Debt.

         The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

Section 4.20      Consummation of Spin-off.

         Notwithstanding anything herein to the contrary, nothing in this Indenture, including the restrictions described in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, and 4.22,
shall be interpreted to prohibit or restrict, and none of the terms and conditions of this Indenture shall apply to, any of the following:

                  (1) the declaration or payment of dividends or any other similar distribution by the Company or any of its Restricted Subsidiaries to GHVI prior to the consummation of the Spin-off; provided such dividends or similar distributions are made in the ordinary course of business consistent with past practice or in order to permit GHVI to make payments with respect to GHVI's Existing Credit Agreement;

                  (2) the creation, incurrence, issuance, assumption or guarantee by the Company or any of the Company's Restricted Subsidiaries of Indebtedness represented by the Guarantee of Indebtedness of GHVI under GHVI's Existing Credit Agreement; provided that such Guarantee of any Restricted Subsidiary shall terminate upon consummation of the Spin-off; and

                  (3) the consummation of the Spin-off and the other transactions contemplated thereby, including, without limitation, the transfer of certain subsidiaries of GHVI to the Company, the advances of the net proceeds of this offering together with the initial borrowings under the term loan portion of the Credit Agreement and the entering into and performance by the Company, its Subsidiaries and GHVI of their respective obligations under the Spin-off Documents and the contemplated transactions with ElderTrust, in each case as described by the Offering Memorandum with such modifications thereto that are not materially adverse to the Holders.

Section 4.21      Limitation on Activities of GHVI.

         In the event that the Spin-off occurs by February 27, 2004, GHVI agrees that in consideration inter alia for the transfer of the net proceeds of this offering from the Company to GHVI, GHVI will convey to the Company all or substantially all of its subsidiaries that comprise the eldercare business and are included in the audited financial statements of the Company dated as of or for the period ended September 30, 2002 filed with the Company's Form 10 on October 10, 2003 in accordance with the terms of the Spin-off Documents as described in the Offering Memorandum with such modifications thereto that are not materially adverse to the Holders.

Section 4.22      Spin-off.

         If the Spin-off does not occur by February 27, 2004, the Company and GHVI agree that the Company will merge with and into GHVI by no later than March 31, 2004. By operation of law, GHVI will assume the Notes and all references to the Company in the Notes will be replaced with GHVI. In addition, the Company and GHVI will agree to execute all other documents necessary to assume the Notes and GHVI will cause each of its Restricted Subsidiaries that guarantee GHVI's Existing Credit Agreement or will guarantee any of the Company's Credit Facilities, as the case may be, to become a Guarantor of the Notes.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01      Merger, Consolidation or Sale of Assets.

         The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                  (1) either: (a) the Company is the surviving corporation; or
         (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction no Default or Event of Default exists; and

                  (4) other than the merger with and into GHVI if the Spin-off does not occur by February 27, 2004, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.

         The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

Section 5.02      Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

         Each of the following is an Event of Default:

                  (1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes (whether or not prohibited by the subordination provisions of this Indenture);

                  (2) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

                  (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.07, 4.09 or
         5.01 hereof;

                  (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions of
         Section 4.10 or 4.15;

                  (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

                  (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                           (a) is caused by a failure to pay principal of, or
                  interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (b) results in the acceleration of such Indebtedness
                  prior to its express maturity,

                  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

                  (7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (8) except as permitted by this Indenture, any Subsidiary Guarantee or Parent Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee or Parent Guarantee; and

                  (9) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a custodian of it
                  or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
                  creditors, or

                           (E) generally is not paying its debts as they become
                  due; and

                  (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                           (B) appoints a custodian of the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                           (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

Section 6.02      Acceleration.

         In the case of an Event of Default specified in clause (9) or (10) of
Section 6.01 hereof, with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

         Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Additional Interest.

         In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to 2008, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to 2008, then the premium specified in this Indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03      Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      Control by Majority.

         Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06      Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the

Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First:   to the Trustee, its agents and attorneys for amounts
         due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

                  Third:   to the Company or to such party as a court of
         competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12      Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01      Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default known to the Trustee under Section 7.02(g) hereof:

                  (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 or 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

         (a) The Trustee may conclusively rely (and shall be fully protected in acting or refraining from acting) upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee is not required to take notice or deemed to have notice of any default or Event of Default hereunder, except Events of Default under
Section 6.01(1) and (2), unless a Responsible Officer of the Trustee has actual knowledge thereof or has received at the Corporate Trust Office of the Trustee notice in writing of such default or Event of Default from the Company or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and in the absence of any such notice, the Trustee may conclusively assume that no such default or Event of Default exists.

         (h) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

         (i) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority in aggregate principal amount of the Notes Outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

         (j) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to and shall be enforceable by the Trustee in each of its capacities hereunder and the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal, the defeasance or discharge of this Indenture and final payment of the Notes.

         (k) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

         (l) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Notes, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Notes.

         (m) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any persons authorized to sign an Officers' Certificate, including any persons specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03      Individual Rights of Trustee.

         The Trustee or any Affiliate of the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company or any Guarantor or Affiliate with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Board of Directors or a trust committee of Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange, if any, on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee if and when the Notes are listed on any stock exchange.

Section 7.07      Compensation and Indemnity.

         (a) The Company and the Guarantors shall pay to the Trustee from time to time such reasonable compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company and the Guarantors (on a joint and several basis) shall indemnify each of the Trustee and any predecessor Trustee, for, and hold each of them harmless against, any and all claims, loss, damage, liability, costs and expenses (including but not limited to attorneys' fees and expenses and taxes, other than taxes based upon the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the

Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (c) The obligations of the Company and the Guarantors under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

         (d) To secure the payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 60 days following the date of any notice of resignation or removal of the Trustee under
Section 7.08(b) hereof, the retiring Trustee (at the expense of the Company), the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
         Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor corporation without any further act shall be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b) including the provision in ss.310(b)(i); provided that there shall be excluded from the operation of TIA ss.310(b)(i) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Company or the Guarantors are outstanding if the requirements for exclusion set forth in TIA ss.310(b)(i) are met.

Section 7.11      Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees and the Parent Guarantee) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees and the Parent Guarantee), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees, the Parent Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust provided under Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

                  (4) under the provisions of this Article 8.

         Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03      Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18,
4.19, 4.21 and 4.22 hereof and Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and the Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of

         Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company. In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section 8.06 shall be held uninvested and without any liability for interest.

Section 8.07      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Notes, the Subsidiary Guarantees and the Parent Guarantee will be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (3) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

                  (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any Holder;

                  (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

                  (7) to release a Guarantor from its obligation under its Subsidiary Guarantee or this Indenture in accordance with the terms of this Indenture;

                  (8) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; or

                  (9) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Sections 7.02(b) and 9.06 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into any such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02      With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof) and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02(b) and 9.06 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

         It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04, 6.07 and 11.13 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.09, 4.10 and 4.15 hereof;

                  (3) reduce the rate of or change the time for payment of interest on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

                  (7) waive a redemption payment with respect to any Note (including a payment required by Sections 3.09, 4.10 and 4.15 hereof);

                  (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee, Parent Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                  (9) make any change in the preceding amendment and waiver provisions.

         Any amendment or supplement to the provisions of this Indenture relating to the subordination or legal or covenant defeasance provisions that materially adversely affects the rights of the holders of Senior Debt then outstanding will require the consent of such holders of Senior Debt or the agent therefore, acting on their behalf.

Section 9.03      Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04      Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05      Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, etc.

         The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section
13.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                                   GUARANTEES

Section 10.01     Guarantee.

         (a) Subject to this Article 10 and the subordination provisions of
Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

                  (1) the principal of, premium and Additional Interest, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (2) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

         (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

         (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02     Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that this Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03     Execution and Delivery of the Guarantee.

         To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

         Each Guarantor hereby agrees that its Guarantee set forth in Section
10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires a Subsidiary, after the date of this Indenture, if required by Section 4.17 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 10, to the extent applicable.

Section 10.04     Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 10.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

                  (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (2) either:

                           (a) subject to Section 10.05 hereof, the Person
                  acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Registration Rights Agreement, this Indenture and the Guarantee on the terms set forth herein or therein; or

                           (b) the Net Proceeds of such sale or other
                  disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation,
                  Section 4.10 hereof.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05     Release of Subsidiary Guarantors from Obligations.

         (a) In the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

         (b) If the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section
4.18 of this Indenture, then such Subsidiary Guarantor shall be released and relieved of any Obligations under its Subsidiary Guarantee in accordance with the provisions of this Indenture.

         (c) Upon the full and unconditional release of a Guarantee by a Subsidiary under all then outstanding Credit Facilities, then such Subsidiary Guarantor shall be released and relieved of any Obligations under its Subsidiary Guarantee in accordance with the provisions of this Indenture; provided, however, that in the event that any such Subsidiary thereafter Guarantees any Indebtedness of the Company under any Credit Facility (or if any released Guarantee under any Credit Facility is reinstated or renewed), then such Subsidiary shall be required to be a Subsidiary Guarantor by executing a supplemental indenture and providing the Trustee with an Officer's Certificate and an Opinion of Counsel.

         (d) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

Section 10.06     Release of Parent Guarantor from Obligations.

         The Guarantee of the Parent Guarantor will be released on the closing date of the Spin-off; provided that the Trustee has received an Officer's Certificate dated as of such date certifying that (i) the Spin-off has been consummated substantially in accordance with the Spin-off Documents and (ii) none of the Spin-off Documents has been modified in a manner materially adverse to the Holders since the date on which forms of such documents were last provided to the Initial Purchasers prior to the issue date of this Indenture.

                                  ARTICLE 11.
                                  SUBORDINATION

Section 11.01     Agreement to Subordinate.

         Each of the Company and the Guarantors agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes and the Guarantees is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or Guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 11.02     Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company or a Guarantor in a liquidation or dissolution of the Company or such Guarantor, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or a Guarantor or their property, in an assignment for the benefit of creditors or in any marshalling of the assets and liabilities of the Company or a Guarantor, the holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes or the Guarantees, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except, in each case, that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described under Article 8).

Section 11.03     Default on Designated Senior Debt.

         The Company may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under Article 8 and will not make any deposit pursuant to the provisions described under Article 8 if:

                  (1) a payment default on Designated Senior Debt (including, without limitation, upon any acceleration of the maturity thereof) occurs and is continuing; or

                  (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the representative of any Designated Senior Debt.

         Payments on the Notes may and will be resumed:

                  (1) in the case of a payment default, upon the date on which such default is cured or waived; and

                  (2) in the case of a nonpayment default, upon the earlier of
         (x) the date on which such nonpayment default is cured or waived (so long as no other default exists), (y) 179 days after the date on which the applicable Payment Blockage Notice is received, or (z) the date on which the trustee receives notice from a representative of Designated Senior Debt rescinding such Payment Blockage Notice, unless, in each case, the maturity of any Designated Senior Debt has been accelerated.

         No new Payment Blockage Notice may be delivered unless and until:

                  (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

                  (2) all scheduled payments of principal, interest and premium and Additional Interest, if any, on the Notes that have come due have been paid in full in cash.

         No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

Section 11.04     Acceleration of Notes.

         If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 11.05     When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes and the Guarantees at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Article 11 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon proper written request, to, the holders of Senior Debt as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, which with respect to any and all Indebtedness outstanding under the Credit Agreement, shall mean the agent for such holders, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

Section 11.06     Notice by Company

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes and the Guarantees to violate this Article 11, but failure to give such notice shall not affect the subordination of the Notes and the Guarantees to the Senior Debt as provided in this Article 11.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 11, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such evidence is not furnish, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

Section 11.07     Subrogation.

         After all Senior Debt is paid in full in cash and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 11 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company or the Guarantors on the Notes and the Guarantees.

Section 11.08     Relative Rights.

         This Article 11 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                  (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

         If the Company fails because of this Article 11 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 11.09     Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 11.10     Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company or the Guarantors referred to in this Article 11, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company and the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.11     Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office of the Trustee at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 11. Only the Company or a Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 11.12     Authorization to Effect Subordination.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the credit agents are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 11.13     Amendments.

         The provisions of this Article 11 shall not be amended or modified without the written consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

                                  ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01     Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                  (1) either:

                           (a) all Notes that have been authenticated, except
                  lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                           (b) all Notes that have not been delivered to the
                  Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                  (3) the Company has paid or caused to be paid (or deposited for payment as set forth above) all sums payable by it under this Indenture; and

                  (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 12.02     Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01     Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties will control.

Section 13.02     Notices.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         Genesis HealthCare Corporation
         101 East State Street
         Kennett Square, PA  19348
         Attention:  George V. Hager, Jr.
         Fax:  (610) 925-4000

         With a copy to:

         Blank Rome LLP
         One Logan Square
         Philadelphia, PA  19103-6998
         Attention:  Richard J. McMahon
         Fax:  (215) 569-5555

         If to the Trustee:

         The Bank of New York
         101 Barclay Street, Floor 8 West
         New York, New York 10286
         Attn: Corporate Trust Administration
         Fax:  (212) 815-5707

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03     Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 13.04     Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05     Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) must comply with the provisions of TIA ss. 314(e) and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06     Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08     Governing Law

         THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 13.09     Submission to Jurisdiction and Waiver of Jury Trial.

         The Parties to this Indenture each hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11     Successors.

         All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05.

Section 13.12     Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.13     Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.14     Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.15     Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 13.15.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of the Notes shall be proved by the Holder list maintained pursuant to Section 2.05 hereof.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.


                                    GENESIS HEALTHCARE CORPORATION


                                    By  /s/ George V. Hager, Jr.
                                        ----------------------------------------
                                         Name:  George V. Hager, Jr.
                                         Title: Chief Executive Officer

                                    GENESIS HEALTH VENTURES, INC.


                                    By  /s/ George V. Hager, Jr.
                                        ----------------------------------------
                                         Name:  George V. Hager, Jr.
                                         Title: Executive Vice President and
                                                Chief Financial Officer

                                       GUARANTORS:

                                       ACADEMY NURSING HOME, INC.

                                       ADS APPLE VALLEY, INC.

                                       ADS CONSULTING, INC.

                                       ADS DANVERS ALF, INC.

                                       ADS DARTMOUTH ALF, INC.

                                       ADS HINGHAM ALF, INC.

                                       ADS HINGHAM NURSING FACILITY, INC.

                                       ADS HOME HEALTH, INC.

                                       ADS MANAGEMENT, INC.

                                       ADS PALM CHELMSFORD, INC.

                                       ADS RECUPERATIVE CENTER, INC.

                                       ADS RESERVOIR WALTHAM, INC.

                                       ADS SENIOR HOUSING, INC.

                                       ADS/MULTICARE, INC.

                                       ANR, INC.

                                       APPLEWOOD HEALTH RESOURCES, INC.

                                       ASL, INC.

                                       BERKS NURSING HOMES, INC.

                                       BETHEL HEALTH RESOURCES, INC.

                                       BRIGHTWOOD PROPERTY, INC.

                                       BRINTON MANOR, INC.

                                       BURLINGTON WOODS CONVALESCENT CENTER,
                                       INC.

                                       CAREFLEET, INC.

                                       CENTURY CARE MANAGEMENT, INC.

                                       CHATEAU VILLAGE HEALTH RESOURCES, INC.

                                       CHELTENHAM LTC MANAGEMENT, INC.

                                       CHG INVESTMENT CORP., INC

                                       CHNR-I, INC.

                                       COLONIAL HALL HEALTH RESOURCES, INC.

                                       COLONIAL HOUSE HEALTH RESOURCES, INC.

                                       CONCORD HEALTH GROUP, INC.

                                       CONCORD HEALTHCARE CORPORATION

                                       CONCORD SERVICE CORPORATION

                                       CRESTVIEW CONVALESCENT HOME, INC.

                                       CRESTVIEW NORTH, INC.

                                       CRYSTAL CITY NURSING CENTER, INC.

                                       CVNR, INC.

                                       DAWN VIEW MANOR, INC.

                                       DELM NURSING, INC.

                                       DERBY NURSING CENTER CORPORATION

                                       DIANE MORGAN AND ASSOCIATES, INC.

                                       DOVER HEALTHCARE ASSOCIATES, INC.

                                       EIDOS, INC.

                                       ELDERCARE RESOURCES CORP.

                                       ELMWOOD HEALTH RESOURCES, INC.

                                       ENCARE OF PENNYPACK, INC.

                                       ENCARE OF QUAKERTOWN, INC.

                                       ENCARE OF WYNCOTE, INC.

                                       ENR, INC.

                                       GENESIS ELDERCARE CENTERS - BELVEDERE,
                                       INC. (f/k/a Genesis ElderCare Centers -
                                       Beverly and Danvers, Inc. f/k/a Genesis
                                       ElderCare Centers I, Inc.)

                                       GENESIS ELDERCARE CENTERS - CHAPEL MANOR,
                                       INC. f/k/a Genesis ElderCare Centers II,
                                       Inc.

                                       GENESIS ELDERCARE CENTERS - HARSTON, INC.
                                       f/k/a Genesis - Crozer Partnership
                                       Holding Company, Inc.

                                       GENESIS ELDERCARE CENTERS - PENNSBURG,
                                       INC. f/k/a Genesis ElderCare Centers -
                                       III, Inc.

                                       GENESIS ELDERCARE CORP.

                                       GENESIS ELDERCARE DIAGNOSTIC SERVICES,
                                       INC.

                                       GENESIS ELDERCARE HOME CARE SERVICES,
                                       INC.

                                       GENESIS ELDERCARE HOME HEALTH SERVICES -
                                       SOUTHERN, INC.

                                       GENESIS ELDERCARE HOSPITALITY SERVICES,
                                       INC.

                                       GENESIS ELDERCARE LIVING FACILITIES, INC.

                                       GENESIS ELDERCARE NATIONAL CENTERS, INC.

                                       GENESIS ELDERCARE NETWORK SERVICES OF
                                       MASSACHUSETTS, INC.

                                       GENESIS ELDERCARE NETWORK SERVICES, INC.

                                       GENESIS ELDERCARE PARTNERSHIP CENTERS,
                                       INC.

                                       GENESIS ELDERCARE PHYSICIAN SERVICES,
                                       INC.

                                       GENESIS ELDERCARE PROPERTIES, INC.

                                       GENESIS ELDERCARE REHABILITATION
                                       SERVICES, INC.

                                       GENESIS ELDERCARE STAFFING SERVICES, INC.

                                       GENESIS ELDERCARE TRANSPORTATION
                                       SERVICES, INC.

                                       GENESIS HEALTH VENTURES OF ARLINGTON,
                                       INC.

                                       GENESIS HEALTH VENTURES OF BLOOMFIELD,
                                       INC.

                                       GENESIS HEALTH VENTURES OF CLARKS SUMMIT,
                                       INC.

                                       GENESIS HEALTH VENTURES OF INDIANA, INC.

                                       GENESIS HEALTH VENTURES OF LANHAM, INC.

                                       GENESIS HEALTH VENTURES OF MASSACHUSETTS,
                                       INC.

                                       GENESIS HEALTH VENTURES OF NAUGATUCK,
                                       INC.

                                       GENESIS HEALTH VENTURES OF NEW GARDEN,
                                       INC.

                                       GENESIS HEALTH VENTURES OF POINT
                                       PLEASANT, INC.

                                       GENESIS HEALTH VENTURES OF SALISBURY,
                                       INC.

                                       GENESIS HEALTH VENTURES OF WAYNE, INC.

                                       GENESIS HEALTH VENTURES OF WEST VIRGINIA,
                                       INC.

                                       GENESIS HEALTH VENTURES OF WILKES-BARRE,
                                       INC.

                                       GENESIS HEALTH VENTURES OF WINDSOR, INC.

                                       GENESIS HEALTHCARE CENTERS HOLDINGS, INC.

                                       GENESIS HEALTHCARE HOLDING COMPANY II

                                       GENESIS IMMEDIATE MED CENTER, INC.

                                       GENESIS PROPERTIES OF DELAWARE
                                       CORPORATION

                                       GENESIS SELECTCARE CORP.

                                       GENESIS/VNA PARTNERSHIP HOLDING COMPANY,
                                       INC.

                                       GERIATRIC & MEDICAL COMPANIES, INC.

                                       GERIATRIC AND MEDICAL SERVICES, INC.

                                       GERIATRIC AND MEDICAL INVESTMENTS
                                       CORPORATION

                                       GERIMED CORP.

                                       GHV at SALISBURY CENTER, INC.

                                       GLENMARK ASSOCIATES - DAWN VIEW MANOR,
                                       INC.

                                       GLENMARK ASSOCIATES, INC.

                                       GLENMARK PROPERTIES, INC.

                                       GMA - BRIGHTWOOD, INC.

                                       GMA - MADISON, INC.

                                       GMA - UNIONTOWN, INC.

                                       GMA PARTNERSHIP HOLDING COMPANY, INC.

                                       GMC LEASING CORPORATION

                                       GMC - LTC MANAGEMENT, INC.

                                       GMS INSURANCE SERVICES, INC.

                                       GOVERNOR'S HOUSE NURSING HOME, INC.

                                       HEALTH RESOURCES OF ACADEMY MANOR, INC.

                                       HEALTH RESOURCES OF BOARDMAN, INC.

                                       HEALTH RESOURCES OF BROOKLYN, INC.

                                       HEALTH RESOURCES OF CEDAR GROVE, INC.

                                       HEALTH RESOURCES OF CINNAMINSON, INC.

                                       HEALTH RESOURCES OF COLCHESTER, INC.

                                       HEALTH RESOURCES OF COLUMBUS, INC.

                                       HEALTH RESOURCES OF CUMBERLAND, INC.

                                       HEALTH RESOURCES OF ENGLEWOOD, INC.

                                       HEALTH RESOURCES OF EWING, INC.

                                       HEALTH RESOURCES OF FARMINGTON, INC.

                                       HEALTH RESOURCES OF GARDNER, INC.

                                       HEALTH RESOURCES OF GLASTONBURY, INC.

                                       HEALTH RESOURCES OF GROTON, INC.

                                       HEALTH RESOURCES OF KARAMENTA AND
                                       MADISON, INC.

                                       HEALTH RESOURCES OF LAKEVIEW, INC.

                                       HEALTH RESOURCES OF LEMONT, INC.

                                       HEALTH RESOURCES OF MARCELLA, INC.

                                       HEALTH RESOURCES OF MIDDLETOWN (RI), INC.

                                       HEALTH RESOURCES OF MORRISTOWN, INC.

                                       HEALTH RESOURCES OF NORTH ANDOVER, INC.

                                       HEALTH RESOURCES OF ROCKVILLE, INC.

                                       HEALTH RESOURCES OF SOLOMONT/BROOKLINE,
                                       INC.

                                       HEALTH RESOURCES OF TROY HILLS, INC.

                                       HEALTH RESOURCES OF WALLINGFORD, INC.

                                       HEALTH RESOURCES OF WARWICK, INC.

                                       HEALTH RESOURCES OF WESTWOOD, INC.

                                       HEALTHCARE RESOURCES CORP.

                                       HELSTAT, INC.

                                       HILLTOP HEALTH CARE CENTER, INC.

                                       HMNH REALTY, INC.

                                       HNCA, INC.

                                       HORIZON ASSOCIATES, INC.

                                       HORIZON MOBILE, INC.

                                       HORIZON REHABILITATION, INC.

                                       HR OF CHARLESTON, INC.

                                       HRWV HUNTINGTON, INC.

                                       INNOVATIVE HEALTH CARE MARKETING, INC.

                                       KEYSTONE NURSING HOME, INC.

                                       KNOLLWOOD MANOR, INC.

                                       KNOLLWOOD NURSING HOME, INC.

                                       LAKE MANOR, INC.

                                       LAKEWOOD HEALTH RESOURCES, INC.

                                       LAUREL HEALTH RESOURCES, INC.

                                       LEHIGH NURSING HOMES, INC.

                                       LIFE SUPPORT MEDICAL EQUIPMENT, INC.

                                       LIFE SUPPORT MEDICAL, INC.

                                       LINCOLN NURSING HOME, INC.

                                       LRC HOLDING COMPANY

                                       LWNR, INC.

                                       MABRI CONVALESCENT CENTER, INC.

                                       MADISON AVENUE ASSISTED LIVING, INC.

                                       MANOR MANAGEMENT CORPORATION OF GEORGIAN
                                       MANOR, INC.

                                       MARLINTON PARTNERSHIP HOLDING COMPANY,
                                       INC.

                                       MARLINTON ASSOCIATES, INC.

                                       MARSHFIELD HEALTH RESOURCES, INC.

                                       MCKERLEY HEALTH CARE CENTER - CONCORD
                                       INC.

                                       MCKERLEY HEALTH CARE CENTERS, INC.

                                       MERIDIAN HEALTH, INC.

                                       MERIDIAN HEALTHCARE INVESTMENTS, INC.

                                       MERIDIAN HEALTHCARE, INC.

                                       MHNR, INC.

                                       MNR, INC.

                                       MONTGOMERY NURSING HOMES, INC.

                                       MULTICARE AMC, INC.

                                       MULTICARE PAYROLL CORP.

                                       NURSING AND RETIREMENT CENTER OF THE
                                       ANDOVERS, INC.

                                       OAK HILL HEALTH CARE CENTER

                                       PHC OPERATING CORP.

                                       PHILADELPHIA AVENUE CORPORATION

                                       POCAHONTAS CONTINUOUS CARE CENTER, INC.

                                       PRESCOTT NURSING HOME, INC.

                                       PROSPECT PARK LTC MANAGEMENT, INC.

                                       PROVIDENCE FUNDING CORPORATION

                                       PROVIDENCE HEALTH CARE, INC.

                                       REST HAVEN NURSING HOME, INC.

                                       RHS MEMBERSHIP INTEREST HOLDING COMPANY
                                       (formerly known as Genesis Eldercare
                                       Adult Day Health Services, Inc.)

                                       RIDGELAND HEALTH RESOURCES, INC.

                                       RIVER PINES HEALTH RESOURCES, INC.

                                       RIVERSHORES HEALTH RESOURCES, INC.

                                       RLNR, INC.

                                       ROSE HEALTHCARE, INC.

                                       ROSE VIEW MANOR, INC.

                                       RSNR, INC.

                                       RVNR, INC.

                                       S.T.B. INVESTORS, LTD

                                       SCHUYLKILL NURSING HOMES, INC.

                                       SCHUYLKILL PARTNERSHIP ACQUISITION CORP.

                                       SENIOR LIVING VENTURES, INC.

                                       SENIOR SOURCE, INC.

                                       SNOW VALLEY HEALTH RESOURCES, INC.

                                       SOLOMONT FAMILY MEDFORD VENTURE, INC.

                                       THE SOMERSET-SARAH BRAYTON PARTNERSHIP
                                       HOLDING COMPANY, INC.

                                       STAFFORD CONVALESCENT CENTER, INC.

                                       STATE STREET ASSOCIATES, INC.

                                       SVNR, INC.

                                       THE ADS GROUP, INC.

                                       THE APPLE VALLEY PARTNERSHIP HOLDING
                                       COMPANY, INC.

                                       THE ASSISTED LIVING ASSOCIATES OF
                                       BERKSHIRE, INC.

                                       THE ASSISTED LIVING ASSOCIATES OF LEHIGH,
                                       INC.

                                       THE ASSISTED LIVING ASSOCIATES OF
                                       SANATOGA, INC.

                                       THE HOUSE OF CAMPBELL, INC.

                                       THE MULTICARE COMPANIES, INC.

                                       TMC ACQUISITION CORP.

                                       TRI STATE MOBILE MEDICAL SERVICES, INC.

                                       VALLEY MEDICAL SERVICES, INC.

                                       VALLEY TRANSPORT AMBULANCE SERVICE, INC.

                                       VERSALINK, INC.

                                       VILLAS REALTY & INVESTMENTS, INC.

                                       WALNUT LTC MANAGEMENT, INC.

                                       WAYSIDE NURSING HOME, INC.

                                       WEISENFLUH AMBULANCE SERVICE, INC.

                                       WEST PHILA. LTC MANAGEMENT, INC.

                                       WESTFORD NURSING AND RETIREMENT CENTER,
                                       INC.

                                       WILLOW MANOR NURSING HOME, INC.

                                       WYNCOTE HEALTHCARE CORP.

                                       YE OLDE AMBULANCE COMPANY, INC. (formerly known as Network Ambulance Services, Inc.)

                                       YORK LTC MANAGEMENT, INC.


                                       By: /s/ George V. Hager, Jr.
                                           ------------------------
                                       Name: George V. Hager, Jr.
                                       On behalf of each of the foregoing
                                       entities as an Authorized Signatory of
                                       such entities

                                       ADS APPLE VALLEY LIMITED PARTNERSHIP, by
                                       ADS Apple Valley, Inc., its General
                                       Partner

                                       ADS HINGHAM LIMITED PARTNERSHIP, by ADS
                                       Hingham Nursing Facility, Inc., its
                                       General Partner

                                       ADS RECUPERATIVE CENTER LIMITED
                                       PARTNERSHIP, by ADS Recuperative Center,
                                       Inc., its General Partner

                                       ARCADIA ASSOCIATES, by ADS/Multicare,
                                       Inc. and Health Resources of Arcadia,
                                       Inc., its General Partners

                                       BREVARD MERIDIAN LIMITED PARTNERSHIP, by
                                       Meridian Healthcare, Inc., its General
                                       Partner

                                       CARE HAVEN ASSOCIATES LIMITED
                                       PARTNERSHIP, by Glenmark Associates, Inc.
                                       and GMA Partnership Holding Company,
                                       Inc., its General Partners

                                       CATONSVILLE MERIDIAN LIMITED PARTNERSHIP, by Meridian Health, Inc. and Meridian Healthcare, Inc., its General Partners

                                       CUMBERLAND ASSOCIATES OF RHODE ISLAND,
                                       L.P., by Health Resources of Cumberland,
                                       Inc., its General Partner

                                       EASTON MERIDIAN LIMITED PARTNERSHIP, by
                                       Meridian Health, Inc. and Meridian
                                       Healthcare, Inc., its General Partners

                                       EDELLA STREET ASSOCIATES, by Genesis
                                       Health Ventures of Clarks Summit, Inc.,
                                       its General Partner

                                       GENESIS ELDERCARE CENTERS I, L.P., by
                                       Genesis Eldercare Partnership Centers,
                                       Inc., its General Partner

                                       GENESIS ELDERCARE CENTERS II, L.P., by
                                       Genesis Eldercare Partnership Centers,
                                       Inc., its General Partner

                                       GENESIS ELDERCARE CENTERS III, L.P., by
                                       Genesis Eldercare Partnership Centers,
                                       Inc., its General Partner

                                       GENESIS HEALTH VENTURES OF WEST VIRGINIA,
                                       LIMITED PARTNERSHIP, by Genesis Eldercare
                                       Network Services, Inc. and Genesis
                                       Eldercare Rehabilitation Services, Inc., its General Partners

                                       GENESIS PROPERTIES LIMITED PARTNERSHIP,
                                       by Genesis Health Ventures of Arlington,
                                       Inc., its General Partner

                                       GENESIS PROPERTIES OF DELAWARE LTD.
                                       PARTNERSHIP, L.P., by Genesis Properties of Delaware Corporation, its General Partner

                                       GLENMARK PROPERTIES I, LIMITED
                                       PARTNERSHIP, by Glenmark Associates, Inc.
                                       and GMA Partnership Holding Company,
                                       Inc., its General Partners

                                       GREENSPRING MERIDIAN LIMITED PARTNERSHIP, by Meridian Healthcare, Inc., its General Partner

                                       GROTON ASSOCIATES OF CONNECTICUT, L.P.,
                                       by Health Resources of Groton, Inc., its
                                       General Partner

                                       HAMMONDS LANE MERIDIAN LIMITED
                                       PARTNERSHIP, by Meridian Healthcare, Inc.
                                       and Meridian Health, Inc., its General
                                       Partners

                                       HOLLY MANOR ASSOCIATES OF NEW JERSEY,
                                       L.P., by Encare of Mendham, L.L.C., its
                                       General Partner, by The Multicare
                                       Companies, Inc. and Stafford Convalescent
                                       Center, Inc. its authorized Members

                                       LAKE WASHINGTON, LTD., by Lake Manor,
                                       Inc., its General Partner

                                       MCKERLEY HEALTH FACILITIES, by Meridian
                                       Health, Inc., and Meridian Healthcare,
                                       Inc., its General Partners

                                       MCKERLEY HEALTH CARE CENTER - CONCORD
                                       LIMITED PARTNERSHIP, by McKerley Health
                                       Care Center - Concord, Inc., its General
                                       Partner

                                       MERCERVILLE ASSOCIATES OF NEW JERSEY,
                                       L.P., by Breyut Convalescent Center,
                                       L.L.C., its General Partner by The
                                       Multicare Companies, Inc. and Stafford
                                       Convalescent Center, Inc., its authorized
                                       Members

                                       MERIDIAN EDGEWOOD LIMITED PARTNERSHIP, by
                                       Meridian Healthcare, Inc., its General
                                       Partner

                                       MERIDIAN PERRING LIMITED PARTNERSHIP, by
                                       Meridian Healthcare, Inc., its General
                                       Partner

                                       MERIDIAN VALLEY LIMITED PARTNERSHIP, by
                                       Meridian Healthcare, Inc., its General
                                       Partner

                                       MERIDIAN VALLEY VIEW LIMITED PARTNERSHIP, by Meridian Healthcare, Inc., its General Partner

                                       MERIDIAN/CONSTELLATION LIMITED
                                       PARTNERSHIP, by Meridian Healthcare, Inc.
                                       and Meridian Health Inc., its General
                                       Partners

                                       MIDDLETOWN (RI) ASSOCIATES OF RHODE
                                       ISLAND, L.P., by Health Resources of
                                       Middletown (R.I.), Inc., its General
                                       Partner

                                       MILLVILLE MERIDIAN LIMITED PARTNERSHIP,
                                       by Meridian Healthcare, Inc., its General
                                       Partner

                                       NORRISTOWN NURSING AND REHABILITATION
                                       CENTER ASSOCIATES, L.P., by GMC-LTC
                                       Management, Inc., its General Partner

                                       NORTH CAPE CONVALESCENT CENTER
                                       ASSOCIATES, L.P., by Geriatric and
                                       Medical Services, Inc., its General
                                       Partner

                                       PHILADELPHIA AVENUE ASSOCIATES, by
                                       Philadelphia Avenue Corporation, its
                                       General Partner

                                       POINT PLEASANT HAVEN LIMITED PARTNERSHIP, by Glenmark Associates, Inc., its General Partner

                                       POMPTON ASSOCIATES L.P., by Pompton Care
                                       L.L.C., its General Partner By The
                                       Multicare Cmpanies, Inc. and Stafford
                                       Convalescent Center, Inc., its authorized
                                       Members

                                       RALEIGH MANOR LIMITED PARTNERSHIP, by
                                       Glenmark Associates, Inc., its General
                                       Partner

                                       RIVER STREET ASSOCIATES, by Genesis
                                       Health Ventures of Wilkes-Barre, Inc.,
                                       its General Partner

                                       ROMNEY HEALTH CARE CENTER LTD., LIMITED
                                       PARTNERSHIP, by Glenmark Associates,
                                       Inc., its General Partner

                                       SEMINOLE MERIDIAN LIMITED PARTNERSHIP, by
                                       Meridian Health, Inc., its General
                                       Partner

                                       SISTERVILLE HAVEN LIMITED PARTNERSHIP, by
                                       Glenmark Associates, Inc., its General
                                       Partner

                                       STATE STREET ASSOCIATES, L.P., by State
                                       Street Associates, Inc., its General
                                       Partner

                                       TEAYS VALLEY HAVEN LIMITED PARTNERSHIP,
                                       by Glenmark Associates, Inc., its General
                                       Partner

                                       THE STRAUSS GROUP - HOPKINS HOUSE, L.P., by Encare of Wyncote, Inc., its General Partner

                                       THE STRAUS GROUP - OLD BRIDGE, L.P., by
                                       Health Resources of Emery, L.L.C., its
                                       General Partner by The Multicare
                                       Companies, Inc. and Stafford Convalescent
                                       Center, Inc., its authorized Members

                                       THE STRAUS GROUP - QUAKERTOWN MANOR,
                                       L.P., by Encare of Quakertown, Inc., its
                                       General Partner

                                       THE STRAUS GROUP - RIDGEWOOD, L.P., by
                                       Health Resources of Ridgewood, L.L.C.,
                                       its General Partner, by The Multicare
                                       Companies, Inc. and Stafford Convalescent
                                       Center, Inc., its authorized Members

                                       WALLINGFORD ASSOCIATES OF CONNECTICUT,
                                       L.P., by Health Resources of Wallingford,
                                       Inc., its General Partner

                                       THERAPY CARE SYSTEMS, L.P., Genesis
                                       ElderCare Rehabilitation Services, Inc., its General Partner

                                       VOLUSIA MERIDIAN LIMITED PARTNERSHIP, by
                                       Meridian Health, Inc., its General
                                       Partner

                                       WARWICK ASSOCIATES OF RHODE ISLAND, L.P., by Health Resources of Warwick, Inc., its General Partner



                                       By: /s/ George V. Hager, Jr.
                                           ------------------------
                                       Name: George V. Hager, Jr.
                                       On behalf of each of the foregoing
                                       entities as an Authorized Signatory of
                                       each respective authorized
                                       General Partner

                                       BREYUT CONVALESCENT CENTER, L.L.C., by
                                       The Multicare Companies, Inc. and
                                       Stafford Convalescent Center, Inc., its
                                       authorized Members

                                       ENCARE OF MENDHAM, L.L.C., by The
                                       Multicare Companies, Inc. and Stafford
                                       Convalescent Center, Inc., its authorized
                                       Members

                                       GENESIS-GEORGETOWN SNF/JV, L.L.C., by
                                       Genesis Health Ventures, Inc., its
                                       authorized Member

                                       GLENMARK LIMITED LIABILITY COMPANY I, by
                                       Glenmark Associates, Inc. and Horizon
                                       Associates, Inc., its authorized Members

                                       HEALTH RESOURCES OF BRIDGETON, L.L.C., by
                                       The Multicare Companies, Inc. and
                                       Stafford Convalescent Center, Inc., its
                                       authorized Members

                                       HEALTH RESOURCES OF CINNAMINSON, L.L.C., by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                                       HEALTH RESOURCES OF CRANBURY, L.L.C., by
                                       The Multicare Companies, Inc. and
                                       Stafford Convalescent Center, Inc., its
                                       authorized Members

                                       HEALTH RESOURCES OF EATONTOWN, LLC by The
                                       Multicare Companies, Inc. and Stafford
                                       Convalescent Center, Inc., its authorized
                                       Members

                                       HEALTH RESOURCES OF EMERY, L.L.C., by The
                                       Multicare Companies, Inc. and Stafford
                                       Convalescent Center, Inc., its authorized
                                       Members

                                       HEALTH RESOURCES OF ENGLEWOOD, L.L.C., by
                                       The Multicare Companies, Inc. and
                                       Stafford Convalescent Center, Inc., its
                                       authorized Members

                                       HEALTH RESOURCES OF EWING, L.L.C., by The
                                       Multicare Companies, Inc. and Stafford
                                       Convalescent Center, Inc., its authorized
                                       Members

                                       HEALTH RESOURCES OF FAIRLAWN, L.L.C., by
                                       The Multicare Companies, Inc. and
                                       Stafford Convalescent Center, Inc., its
                                       authorized Members

                                       HEALTH RESOURCES OF JACKSON, L.L.C., by
                                       The Multicare Companies, Inc. and
                                       Stafford Convalescent Center, Inc., its
                                       authorized Members

                                       HEALTH RESOURCES OF RIDGEWOOD, L.L.C., by
                                       The Multicare Companies, Inc. and
                                       Stafford Convalescent Center, Inc., its
                                       authorized Members

                                       HEALTH RESOURCES OF SOUTH BRUNSWICK, LLC by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                                       HEALTH RESOURCES OF WEST ORANGE, L.L.C., by The Multicare Companies, Inc. and Stafford Convalescent Center, Inc., its authorized Members

                                       MILFORD ALF L. L. C. by Genesis Health
                                       Ventures of Salisbury, Inc., its
                                       authorized Member

                                       POMPTON CARE L.L.C., by The Multicare
                                       Companies, Inc. and Stafford Convalescent
                                       Center, Inc., its authorized Members

                                       RESPIRATORY HEALTH SERVICES, L.L.C., by
                                       RHS Membership Interest Holding Company,
                                       Inc., its authorized Member

                                       ROEPHEL CONVALESCENT CENTER, L.L.C., by
                                       The Multicare Companies, Inc. and
                                       Stafford Convalescent Center, Inc., its
                                       authorized Members

                                       By: /s/ George V. Hager, Jr.
                                           ------------------------
                                       Name: George V. Hager, Jr.
                                       On behalf of each of the foregoing
                                       entities as an Authorized Signatory of
                                       each respective authorized Member

                                       THE BANK OF NEW YORK, (as Trustee and not in its individual capacity)

                                       By: /s/ Mary LaGumina
                                           -----------------
                                       Name: Mary LaGumina
                                       Title: Vice President

                                                                     EXHIBIT A-1


                                 [Face of Note]
--------------------------------------------------------------------------------

                                                               CUSIP 37184D AA 9
                                                               ISIN US37184DAA90
                      8% Senior Subordinated Notes due 2013

No. A-1                                                             $224,840,000

                         GENESIS HEALTHCARE CORPORATION

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of____________________________________________________________

Dollars on October 15, 2013.

Interest Payment Dates:  April 15 and October 15

Record Dates:  April 1 and October 1

Dated:  October 28, 2003

                                            GENESIS HEALTHCARE CORPORATION


                                             By:
                                                 -------------------------------
                                                 Name: George V. Hager, Jr.
                                                 Title: Chief Executive Officer



                                             By:
                                                 -------------------------------
                                                 Name: James V. McKeon
                                                 Title: Chief Financial Officer

This is one of the Notes referred to
in the within-mentioned Indenture:

The Bank of New York,
  as Trustee


By:____________________________
           Authorized Signatory

--------------------------------------------------------------------------------

                                     A-1-1

                                  Back of Note
                      8% Senior Subordinated Notes due 2013

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Genesis HealthCare Corporation, a Pennsylvania corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8% per annum from October 28, 2003 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this
         Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 15, 2004. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on each April 1 and October 1, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.


                                     A-1-2

                  (4) INDENTURE. The Company issued the Notes under an Indenture dated as of October 28, 2003 (the "Indenture") among the Company, the Parent Guarantor, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company.

                  (5) OPTIONAL REDEMPTION.

                  (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to October 15, 2008. Thereafter, the Company will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

        Year                                                        Percentage
        ----                                                        ----------
        2008..................................................       104.000%
        2009..................................................       102.667%
        2010..................................................       101.333%
        2011 and thereafter...................................       100.000%

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to October 15, 2006, the Company may on any one of more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 108.000% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with net cash proceeds of one or more Equity Offerings by the Company; provided that at least 65% of the aggregate principal amount of the Initial Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

                  (6) MANDATORY REDEMPTION.

                  The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) REPURCHASE AT OPTION OF HOLDER.

                  (a) If there is a Change of Control, each Holder shall have the right to require the Company to make an offer (a "Change of Control Offer") to that Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.


                                      A-1-3

                  (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five business days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis as provided in Section 3.02 of the Indenture or such other manner as the Trustee deems appropriate. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  (8) NOTICE OF REDEMPTION. Other then as provided in Paragraph 8(b), notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.


                                     A-1-4

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to release a Guarantor from its obligation under its Subsidiary Guarantee or this Indenture in accordance with the terms of this Indenture, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes, or to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture), (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.07, 4.09 or 5.01 of the Indenture, (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions of
         Section 4.10 or 4.15 of the Indenture; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Subsidiary Guarantee or Parent Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee or Parent Guarantee; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any Restricted Subsidiary of the Company that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of (i) the day which is five business days after receipt by the representatives of Designated Senior Debt of such notice of acceleration; or (ii) the date of the acceleration of any Designated Senior Debt. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its

                                     A-1-5
         exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium and Additional Interest, if any on, or the principal of, the Notes (including in connection with an offer to purchase). In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to 2008, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to 2008, then the premium specified in the Indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (13) SUBORDINATION. The Notes and the Guarantees are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid.

                  (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee or any Affiliate of the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company or any Guarantor or Affiliate with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.

                  (15) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or shareholder, of the Company or any Guarantors, as such, will have any liability for any obligations of the Company or the Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


                                     A-1-6

                  (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of October 28, 2003 among the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

                  (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Genesis HealthCare Corporation
101 East State Street
Kennett Square, PA  19348
Attention:  George V. Hager, Jr.





                                     A-1-7

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                               (Insert assignee's legal name)
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                                   Your Signature:______________________________
                                        (Sign exactly as your name appears on
                                         the face of this Note)

Signature Guarantee*:  __________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                      A-1-8

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                      [ ] Section 4.10      [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                     $_______________

Date:  _______________

                                   Your Signature:______________________________
                                        (Sign exactly as your name appears on
                                         the face of this Note)

                                       Tax Identification No.:__________________


Signature Guarantee*:  ___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                     A-1-9

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                        Principal Amount of          Signature of
                        Amount of decrease    Amount of increase in       this Global Note         authorized officer
                        in Principal Amount    Principal Amount of         following such             of Trustee or
  Date of Exchange      of this Global Note      this Global Note       decrease (or increase)        Custodian
  ----------------      -------------------      ----------------       ----------------------        ---------




































* This schedule should be included only if the Note is issued in global form.


                                     A-1-10

                                                                     EXHIBIT A-2

                                 [Face of Note]
--------------------------------------------------------------------------------

                                                              CUSIP: U37105 AA 8
                                                              ISIN: USU37105AA80
                      8% Senior Subordinated Notes due 2013

No. A-2                                                                 $160,000

                         GENESIS HEALTHCARE CORPORATION

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of____________________________________________________________

Dollars on October 15, 2013.

Interest Payment Dates:  April 15 and October 15

Record Dates:  April 1 and October 1

Dated:  October 28, 2003

                                                  GENESIS HEALTHCARE CORPORATION


                                             By: _______________________________
                                                 Name: George V. Hager, Jr.
                                                 Title: Chief Executive Officer



                                             By: _______________________________
                                                 Name: James V. McKeon
                                                 Title: Chief Financial Officer

This is one of the Notes referred to
in the within-mentioned Indenture:

The Bank of New York,
  as Trustee


By:______________________________________
          Authorized Signatory

--------------------------------------------------------------------------------


                                      A-2-1

                                  Back of Note
                      8% Senior Subordinated Notes due 2013

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Genesis HealthCare Corporation, a Pennsylvania corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8% per annum from October 28, 2003 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this
         Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 15, 2004. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on each April 1 and October 1, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                     A-2-2

                  (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  (4) INDENTURE. The Company issued the Notes under an Indenture dated as of October 28, 2003 (the "Indenture") among the Company, the Parent Guarantor, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company.

                  (5) OPTIONAL REDEMPTION.

                  (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to October 15, 2008. Thereafter, the Company will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

        Year                                               Percentage
        ----                                               ----------
        2008..............................................  104. 000%
        2009..............................................  102. 667%
        2010..............................................  101. 333%
        2011 and thereafter...............................  100. 000%

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to October 15, 2006, the Company may on any one of more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 108.000% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with net cash proceeds of one or more Equity Offerings by the Company; provided that at least 65% of the aggregate principal amount of the Initial Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

                  (6) MANDATORY REDEMPTION.

                  The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) REPURCHASE AT OPTION OF HOLDER.


                                     A-2-3

                  (a) If there is a Change of Control, each Holder shall have the right to require the Company to make an offer (a "Change of Control Offer") to that Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five business days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis as provided in Section 3.02 of the Indenture or such other manner as the Trustee deems appropriate. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  (8) NOTICE OF REDEMPTION. Other than as provided in Paragraph 8(b), notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                                     A-2-4

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to release a Guarantor from its obligation under its Subsidiary Guarantee or this Indenture in accordance with the terms of this Indenture, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes, or to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture), (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.07, 4.09 or 5.01 of the Indenture, (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions of
         Section 4.10 or 4.15 of the Indenture; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Subsidiary Guarantee or Parent Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee or Parent Guarantee; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any Restricted Subsidiary of the Company that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become


                                     A-2-5
         due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of (i) the day which is five business days after receipt by the representatives of Designated Senior Debt of such notice of acceleration; or (ii) the date of the acceleration of any Designated Senior Debt. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium and Additional Interest, if any on, or the principal of, the Notes (including in connection with an offer to purchase). In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to 2008, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to 2008, then the premium specified in the Indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (13) SUBORDINATION. The Notes and the Guarantees are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid.

                  (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee or any Affiliate of the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company or any Guarantor or Affiliate with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.

                  (15) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or shareholder, of the Company or any Guarantors, as such, will have any liability for any obligations of the Company or the Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.


                                     A-2-6

                  (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of October 28, 2003 among the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

                  (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Genesis HealthCare Corporation
101 East State Street
Kennett Square, PA  19348
Attention:  George V. Hager, Jr.



                                     A-2-7

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                                 Your Signature:________________________________
                                    (Sign exactly as your name appear on the
                                      face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                      A-2-8

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                         [ ] Section 4.10    [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                       $_____________

Date:  _______________

                                 Your Signature:________________________________
                                   (Sign exactly as your name appears on the
                                     face of this Note)

                                 Tax Identification No.:________________________


Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                      A-2-9

  SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE


         The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Regulation S Temporary Global Note, have been made:


                                                                          Principal Amount of
                                                                           this Global Note         Signature of
                           Amount of decrease    Amount of increase in      following such       authorized officer
                           in Principal Amount    Principal Amount of        decrease (or           of Trustee or
    Date of Exchange       of this Global Note      this Global Note           increase)              Custodian
    ----------------          ----------------      ----------------           ---------              ---------






























* This schedule should be included only if the Note is issued in global form.



                                     A-2-10

                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

Genesis HealthCare Corporation
101 East State Street
Kennett Square, PA 19348

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286

         Re:    ___% Senior Subordinated Notes due 2013

         Reference is hereby made to the Indenture, dated as of ________, 2003 (the "Indenture"), among Genesis HealthCare Corporation, as issuer (the "Company"), Genesis Health Ventures, Inc., as Parent Guarantor, the Subsidiary Guarantors named on the signature pages thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [ ] Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                  (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                             ___________________________________
                                                 [Insert Name of Transferor]



                                             By:________________________________
                                              Name:
                                              Title:

         Dated: _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER
          1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                 (a) [ ] a beneficial interest in the:

                     (i)   [ ] 144A Global Note (CUSIP _________), or

                     (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                     (iii) [ ] IAI Global Note (CUSIP _________); or

                 (b) [ ] a Restricted Definitive Note.

         2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                 (a) [ ] a beneficial interest in the:

                     (i)   [ ] 144A Global Note (CUSIP _________), or

                     (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                     (iii) [ ] IAI Global Note (CUSIP _________); or

                     (iv)  [ ] Unrestricted Global Note (CUSIP _________); or

                 (b) [ ] a Restricted Definitive Note; or

                 (c) [ ] an Unrestricted Definitive Note,

                 in accordance with the terms of the Indenture.

                                                                       EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

Genesis HealthCare Corporation
101 East State Street
Kennett Square, PA 19348

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286

    Re:       % Senior Subordinated Notes due 2013
              ------------------------------------------

                            (CUSIP _______________)

         Reference is hereby made to the Indenture, dated as of ____________, 2003 (the "Indenture"), among Genesis HealthCare Corporation, as issuer (the "Company"), Genesis Health Ventures, Inc., as Parent Guarantor, the Subsidiary Guarantors named on the signature pages thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

         (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

         (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
                                             ___________________________________
                                                 [Insert Name of Transferor]

                                             By:________________________________
                                              Name:
                                              Title:

Dated:  ______________________

                                                                       EXHIBIT D



                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Genesis HealthCare Corporation
101 East State Street
Kennett Square, PA 19348

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286

         Re:   ____% Senior Subordinated Notes due 2013

         Reference is hereby made to the Indenture, dated as of _________, 2003 (the "Indenture"), among Genesis HealthCare Corporation, as issuer (the "Company"), Genesis Health Ventures, Inc., as Parent Guarantor, the Subsidiary Guarantors named on the signature pages thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) [ ] a beneficial interest in a Global Note, or

         (b) [ ] a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     ___________________________________________
                                         [Insert Name of Accredited Investor]


                                     By:________________________________________
                                      Name:
                                      Title:

Dated:  _______________________

                                                                       EXHIBIT E



                         [FORM OF NOTATION OF GUARANTEE]

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of ___________, 2003 (the "Indenture") among Genesis HealthCare Corporation (the "Company"), Genesis Health Ventures, Inc. ("GHVI" or the "Parent Guarantor"), Guarantors named on the signature page thereto and The Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Guarantee shall cease to be subordinated and subject in right of payment upon any defeasance of the Notes in accordance with the provisions of the Indenture.


                                 [Guarantor(s)]


                                  By:___________________________________________
                                   Name:
                                   Title:

                                                                       EXHIBIT F

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, 200__, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Genesis HealthCare Corporation (or its permitted successor), a Pennsylvania corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under this Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of ________, 2003 providing for the issuance of ___% Senior Subordinated Notes due 2013 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

               (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

               (i) the principal of, and premium and Additional Interest, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

               (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

               (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

               (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

               (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby.

               (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in
          Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

               (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

               (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  (a) The Guaranteeing Subsidiary may not sell or otherwise
            dispose of all substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor unless:

                  (i) immediately after giving effect to such transaction, no
            Default or Event of Default exists; and

                  (ii) either (A) subject to Sections 10.04 and 10.05 of the
            Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 thereof.

                  (b) In case of any such consolidation, merger, sale or
            conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 and Section 10.05 of Article 10 of the Indenture, and notwithstanding clauses (a) and
            (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5. RELEASES.

                  (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation
            Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

                  (b) If the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with
            Section 4.18 of the Indenture, then such Guarantor shall be released and relieved of any Obligations under its Subsidiary Guarantee in accordance with the provisions of the Indenture.

                  (c) Upon the full and unconditional release of a Guarantee by a Subsidiary under all then outstanding Credit Facilities, then such Guarantor shall be released and relieved of any Obligations under its Subsidiary Guarantee in accordance with the provisions of the Indenture; provided, however, that in the event that any such Subsidiary thereafter Guarantees any Indebtedness of the Company under any Credit Facility (or if any released Guarantee under any Credit Facility is reinstated or renewed), then such Subsidiary shall be required to be a Guarantor by executing a supplemental indenture and providing the Trustee with an Officer's Certificate and an Opinion of Counsel.

                  (d) Any Guarantor not released from its obligations under its
            Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

         6. SUBORDINATION. The Notes and the Subsidiary Guarantees are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. Each of the Company and the Guarantors agrees, and each Holder by accepting a Note and a Subsidiary Guarantee agrees, to the subordination provisions contained in the Indenture.

         7. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

         8. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

         Dated: _______________, 20___

                                          [GUARANTEEING SUBSIDIARY]

                                           By:  ________________________________
                                           Name:
                                           Title:

                                           Genesis HealthCare Corporation

                                           By:  ________________________________
                                           Name:
                                           Title:

                                           [EXISTING GUARANTORS]

                                            By:  _______________________________
                                            Name:
                                            Title:

                                            The Bank of New York,
                                             as Trustee

                                            By:  _______________________________
                                                  Authorized Signatory